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                                                                    Exhibit 99.3


                  [LETTERHEAD OF CREDIT SUISSE FIRST BOSTON]


                                  Consent of
                                  ----------
                    Credit Suisse First Boston Corporation
                    --------------------------------------

Board of Directors
USX Corporation
600 Grant Street
Pittsburgh, PA 15219

Members of the Board:

     Reference is made to our opinion letter dated July 31, 2001 (our "Opinion") with respect to the separation of the U.S. Steel Group and the Marathon Group of USX Corporation ("USX") into two independent companies (the "Separation"). Our opinion is for the information of the Board of Directors of USX in connection with its consideration of such Separation and is not to be quoted or referred to, in whole or in part, in any registration statement, prospectus or proxy statement, or in any other document used in connection with the offering or sale of securities, nor for any other purpose, without our prior written consent.

     In that regard, we hereby consent to the inclusion of our Opinion as Annex B-1 to the proxy statement/prospectus of USX included in the Registration Statement of United States Steel LLC on Form S-4 filed with the Securities and Exchange Commission on September 7, 2001 (the "Registration Statement"), relating to the Separation and references made to such Opinion in the Registration Statement under the captions (i) Summary--Opinions of Financial Advisors; (ii) Proposal One: The Separation--Background of the Separation; (iii) Proposal One: The Separation--Factors Considered by the Board of Directors in Approving the Separation and (iv) Proposal One: The Separation--Opinions of Financial Advisors. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, nor do we admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

CREDIT SUISSE FIRST BOSTON CORPORATION

/s/ Credit Suisse First Boston Corporation
__________________________________________
September 7, 2001